Exhibit 99.1

TR-1: Standard form for notification of major holdings

1.	Issuer Details

ISIN

IE00BWT6H894

Issuer Name

Flutter Entertainment Public Limited Company

UK or Non-UK Issuer

Non-UK

2.	Reason for Notification

An acquisition or disposal of voting rights; An acquisition or disposal of financial instruments

3.	Details of person subject to the notification obligation

Name

Candle Lake Limited

City of registered office (if applicable)

Camana Bay, George Town

Country of registered office (if applicable)

Cayman Islands

4.	Details of the shareholder

Name	City of registered office	Country of registered office
LBS Limited	George Town, Grand Cayman	Cayman Islands

5.	Date on which the threshold was crossed or reached

23-Oct-2025

6.	Date on which Issuer notified

28-Oct-2025

7.	Total positions of person(s) subject to the notification obligation

	% of voting rights attached to shares (total of 8.A)	% of voting rights through financial instruments (total of 8.B 1 + 8.B 2)	Total of both in % (8.A + 8.B)	Total number of voting rights held in issuer
Resulting situation on the date on which threshold was crossed or reached	9.767155	0.292961	10.060116	17689726
Position of previous notification (if applicable)	5.066098	0.000000	5.066098

8.	Notified details of the resulting situation on the date on which the threshold was crossed or reached

8A.	Voting rights attached to shares

Class/Type of shares ISIN code(if possible)	Number of direct voting rights (DTR5.1)	Number of indirect voting rights (DTR5.2.1)	% of direct voting rights (DTR5.1)	% of indirect voting rights (DTR5.2.1)
IE00BWT6H894	17174582	0	9.767155	0.000000
Sub Total 8.A	17174582		9.767155%

8B1.	Financial Instruments according to (DTR5.3.1R.(1) (a))

Type of financial instrument	Expiration date	Exercise/conversion period	Number of voting rights that may be acquired if the instrument is exercised/converted	% of voting rights
Sub Total 8.B1

8B2.	Financial Instruments with similar economic effect according to (DTR5.3.1R.(1) (b))

Type of financial instrument	Expiration date	Exercise/conversion period	Physical or cash settlement	Number of voting rights	% of voting rights
Total Return Swap	October 23, 2026		Cash	515144	0.292961
Sub Total 8.B2				515144	0.292961%

9.	Information in relation to the person subject to the notification obligation

2. Full chain of controlled undertakings through which the voting rights and/or the financial instruments are effectively held starting with the ultimate controlling natural person or legal entities (please add additional rows as necessary)

Ultimate controlling person	Name of controlled undertaking	% of voting rights if it equals or is higher than the notifiable threshold	% of voting rights through financial instruments if it equals or is higher than the notifiable threshold	Total of both if it equals or is higher than the notifiable threshold
Kenneth Bryan Dart		0.000000	0.000000	0.000000%
Kenneth Bryan Dart	Candle Lake Limited	9.767155	0.000000	9.767155%
Kenneth Bryan Dart		0.000000	0.000000	0.000000%
Kenneth Bryan Dart	Portfolio Services Ltd	0.000000	0.000000	0.000000%
Kenneth Bryan Dart	LBS Limited	0.000000	0.000000	0.000000%

10.	In case of proxy voting

Name of the proxy holder

The number and % of voting rights held

The date until which the voting rights will be held

11.	Additional Information

Candle Lake Limited is directly owned by Kenneth B. Dart. LBS Limited is wholly owned by Portfolio Services Ltd., all the shares of Portfolio Services Ltd are owned by Kenneth B. Dart.

12.	Date of Completion

28-Oct-2025

13.	Place Of Completion

Grand Cayman, Cayman Islands